INDEPENDENT AUDITORS' CONSENT

The Unitholders, Sponsor and Trustee
Voyageur Tax Exempt Trust, Series 8:

We consent to the use of our report included herein and to the reference to our Firm under the heading "Other Matters-Independent Auditors" in the Prospectus.

                                        KPMG Peat Marwick LLP

Minneapolis, Minnesota
October 16, 1996